Exhibit 10.1

VOTING AGREEMENT

This VOTING AGREEMENT (this “Agreement”) is made as of May 2, 2023, by and among (i) Regentis Biomaterials Ltd., an Israeli company (the “Company”), (ii) OceanTech Acquisition I Corp., a Delaware corporation (“OceanTech”), and (iii) certain shareholders of the Company whose names appear on the signature pages of this Agreement (each, a “Shareholder” and, collectively, the “Shareholders”). Any capitalized term used but not defined in this Agreement has the meaning ascribed to such term in the Merger Agreement (as defined below).

WHEREAS, on the date hereof, the Company, R.B. Merger Sub Ltd., an Israeli company and a wholly-owned subsidiary of OceanTech (“Merger Sub”) and OceanTech, propose to enter into an agreement and plan of merger (as amended from time to time in accordance with the terms thereof, the “Merger Agreement”), which provides, among other things, that, upon the terms and subject to the conditions thereof, Merger Sub will merge with and into the Company (the “Merger”) with the Company continuing as the surviving entity and as a wholly owned subsidiary of OceanTech; and

WHEREAS, as of the date hereof, each Shareholder owns of record the number of shares of Company Ordinary Shares and Company Preferred Shares as set forth opposite to such Shareholder’s name on Exhibit A hereto (all such shares of Company Ordinary Shares and Company Preferred Shares and any shares of Company Ordinary Shares and Company Preferred Shares of which ownership of record or the power to vote is hereafter acquired by the Shareholders prior to the termination of this Agreement being referred to herein as the “Shares”).

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.          Agreement to Vote. Subject to the earlier termination of this Agreement in accordance with Section 4(a), each Shareholder, with respect to its Shares, hereby agrees to vote, in person or by proxy, at any meeting of the shareholders of the Company (or any adjournment or postponement thereof), and in any action by written consent of the shareholders’ of the Company, all of its Shares (a) in favor of the approval and adoption of the Merger Agreement, the Transactions, and any Ancillary Document requiring shareholders’ approval, the forms for which are attached as exhibits to the Merger Agreement, including the Required Company Shareholder Approval and the other Company Shareholder Approval Matters; and (b) against any Acquisition Proposal and any and all other proposals that could reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement.

2.           Other Covenants.

(a)          No Transfers. Until the earlier of (i) the Closing or (ii) termination of the Merger Agreement in accordance with its terms, each Shareholder agrees that it shall not, and shall cause its Affiliates not to, without the prior written consent of OceanTech and the Company, (A) offer for sale, sell (including short sales), transfer, tender, pledge, encumber, assign or otherwise dispose of (including by gift) (collectively, a “Transfer”), or enter into any contract, option, derivative, hedging or other agreement or arrangement or understanding (including any profit-sharing arrangement) with respect to the direct or indirect acquisition or sale, assignment, transfer (including by operation of law) or other disposition of any of its Shares, or consent to, a Transfer of, any or all of its Shares; (B) grant any proxies or powers of attorney with respect to any or all of its Shares that is inconsistent with this Agreement; (C) permit to exist any Lien of any nature whatsoever (other than those imposed by this Agreement, applicable securities Laws or the current Company organizational documents with respect to any or all of its Shares; or (D) take any action that would have the effect of preventing, impeding, interfering with or adversely affecting such Shareholder’s ability to perform its obligations under this Agreement, except as permitted by the Merger Agreement; provided, that the foregoing shall not prohibit (i) the Transfer of the Shares by a Shareholder under a Permitted Transfer (as defined below), but only if such Permitted Transferee (as defined below) shall execute a joinder to this Agreement agreeing to become a party to this Agreement and (ii) the conversion of the Company Preferred Shares into Company Ordinary Shares.

(b)          Permitted Transfers. Section 2(a) shall not prohibit a Transfer of Shares by any Shareholder (i) to any family member or trust for the benefit of any family member, (ii) to any shareholder, member or partner of such Shareholder, if an entity; (iii) to any Affiliate of such Shareholder or a Permitted Transferee pursuant to the current Company organizational documents;(iv) to any person or entity if and to the extent required by any non-consensual Order, by divorce decree or by will, intestacy, laws of descent and distribution upon death or other similar Applicable Law; (v) by private sales or transfers made in connection with the Transactions; or (vi) by virtue of the Shareholder’s Organizational Documents upon liquidation or dissolution thereof, as applicable, in each case, the transferee being referred to as a “Permitted Transferee”, and each Transfer, a “Permitted Transfer”; provided, that, in each case of a Permitted Transfer, such Permitted Transferee shall execute a joinder to this Agreement agreeing to become a party to this Agreement and be bound by the terms and conditions set forth herein. Nothing in this Agreement shall prohibit direct or indirect transfers of a minority equity interest in a Shareholder as long as such transfer or transfers do not individually, or in the aggregate, change, modify, limit or otherwise affect in any manner the right or ability to the Persons currently controlling the Company Shareholder to continue to control such Shareholder.

(c)          Changes to Shares. In the event of a stock dividend or distribution, or any change in the share capital of the Company by reason of any stock dividend or distribution, stock split, recapitalization (including the Recapitalization), combination, conversion, exchange of shares or the like, the term “Shares” shall be deemed to refer to and include the Shares as well as all such stock dividends and distributions and any securities into which or for which any or all of the Shares may be changed or exchanged or which are received in such transaction.

3.          Representations and Warranties of Shareholder. Each Shareholder, severally and not jointly, hereby represents and warrants to OceanTech as follows, except to the extent set forth in a schedule delivered by such Shareholder to, and approved by, the Company and OceanTech prior to the execution by such Shareholder of this Agreement:

(a)          Authorization; Binding Agreement. Each Shareholder, if (i) a natural person, is of legal age to execute this Agreement and is legally competent to do so and (ii) a legal entity, is (A) a corporation, limited liability company, company or partnership duly organized and validly existing under the laws of the jurisdiction of its organization and (B) has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby, and the consummation of the transactions contemplated hereby by such Shareholder has been duly authorized by all necessary corporate, limited liability or partnership action on the part of such Shareholder, as applicable. This Agreement, assuming due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditor’s rights, and to general equitable principles).

(b)          Ownership of Shares. Each Shareholder exclusively owns its Shares, has the sole power to vote or cause to be voted its Shares, and has good and valid title to its Shares, free and clear of any Lien, other than those imposed by this Agreement, applicable securities Laws or the current Company organizational documents, Except for the Shares set forth in Exhibit A, such Shareholder is not a beneficial owner or record holder of any other (i) equity securities of the Company, (ii) securities of the Company having the right to vote on any matters on which the holders of equity securities of the Company may vote or which are convertible into or exchangeable for, at any time, equity securities of the Company, or (iii) options, warrants or other rights to acquire from the Company any equity securities or securities convertible into or exchangeable for equity securities of the Company.

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(c)          No Conflicts. Other than the filings, notices and reports pursuant to, in compliance with or required to be made under the Exchange Act, if any, no filing with, or notification to, any Governmental Authority, and no consent, approval, authorization or permit of any other person is necessary for the execution of this Agreement by such Shareholder, the performance of its obligations hereunder or the consummation by it of the transactions contemplated hereby, which, if required, has not been obtained prior to the date hereof. None of the execution and delivery of this Agreement by such Shareholder, the performance of its obligations hereunder or the consummation by it of the transactions contemplated hereby (i) conflict with or result in any breach of any Organizational Documents of such Shareholder, if applicable, (ii) result in, or give rise to, a violation or breach of, or a default under, any of the terms of any Contract or obligation to which a Shareholder is a party to or by which such Shareholder or any of such Shareholder’s Shares may be bound, or (iii) violate any applicable Law or Order, except for any of the foregoing in subsections (i) through (iii), as would not reasonably be expected to impair such Shareholder’s ability to perform its obligations under this Agreement in any material respect.

4.          Miscellaneous.

(a)          Termination. Notwithstanding anything to the contrary contained herein, this Agreement and the obligations of the Shareholders under this Agreement shall automatically terminate upon the earlier of (i) the mutual written consent of the parties hereto, (ii) the Effective Time or (iii) the date of termination of the Merger Agreement in accordance with its terms. The termination of this Agreement shall not prevent any party hereunder from seeking any remedies (at law or in equity) against another party hereto or relieve such party from Liability for such party’s willful material breach of, or fraud committed in connection with this Agreement prior to such termination. The representations and warranties contained in this Agreement and in any certificate or other writing delivered pursuant hereto shall not survive the Closing or the termination of this Agreement.

(b)          Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. Except for Permitted Transfers, this Agreement and all obligations of each Shareholder may not be assigned, transferred or delegated without the prior written consent of the Company and OceanTech, and any purported assignment, transfer or delegation without such consent shall be null and void.

(c)          Third Parties. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any person that is not a party hereto or a successor or permitted assign of such a party.

(d)          Governing Law; Jurisdiction. This Agreement and any dispute or controversy arising out of or relating to this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of law principles thereof. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any state or federal court located in the Southern District of New York in the State of New York (or in any appellate courts thereof) (the “Specified Courts”). Each party hereto hereby (i) submits to the exclusive jurisdiction of any Specified Court for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto and (ii) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any Specified Court. Each party agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party irrevocably consents to the service of the summons and complaint and any other process in any other action or proceeding relating to the transactions contemplated by this Agreement, on behalf of itself, or its property, by personal delivery of copies of such process to such party at the applicable address set forth or referred to in Section 4(g). Nothing in this Section 4(d) shall affect the right of any party to serve legal process in any other manner permitted by applicable law.

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(e)          WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (i) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 4(e).

(f)          Interpretation. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement. In this Agreement, unless the context otherwise requires: (i) any pronoun used shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) the term “including” (and with correlative meaning “include”) shall be deemed in each case to be followed by the words “without limitation”; (iii) the words “herein,” “hereto,” and “hereby” and other words of similar import shall be deemed in each case to refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement; and (iv) the term “or” means “and/or”. The parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(g)          Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) by email or other electronic means, with affirmative confirmation of receipt, (iii) one Business Day after being sent, if sent by reputable, nationally recognized international overnight courier service or (iv) five (5) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable party at the following addresses (or at such other address for a party as shall be specified by like notice):

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If to OceanTech: OceanTech Acquisition I Corp. 515 Madison Avenue 8th Floor – Suite 8133 New York, New York 10022 Attn: Surendra K. Ajjarapu Telephone No.: (813) 601-3533 Email: sa@oceantechspac.com with a copy (which will not constitute notice) to:

Nelson Mullins Riley & Scarborough LLP

101 Constitution Avenue, NW. Suite 900

Washington, D.C. 20001

Attn: Andrew M. Tucker

Telephone No.: (202) 689-2800

Email: andy.tucker@nelsonmullins.com

Goldfarb Gross Seligman & Co., Law Offices

Ampa Tower

98 Yigal Alon Street

Tel Aviv 6789141, Israel

Attn.: Ido Zemach

Email: ido.zemach@goldfarb.com

If to the Company: Regentis Biomaterials Ltd. 12 Ha’ilan Street Northern Industrial Zone, P.O. Box 260 Or-Akiva 3060000, Israel Attn: Eli Hazum, Chief Executive Officer Email: ehazum@medicavp.com with a copy (which will not constitute notice) to:

Greenberg Traurig LLP

One Vanderbilt Avenue

New York, NY 10017

Attn: Mark Selinger

Email: mark.selinger@gtlaw.com

Doron Tikotzky Kantor Gutman Nass & Amit Gross – Law Offices

7 Metsada St., B.S.R Tower 4,

Bnei Brak, 5126112, Israel

Attn: Ronen Kantor

Email: rkantor@dtkgg.com

If to a Shareholder to: the address or email address set forth under each Shareholder’s name on the signature page hereto.

(h)          Amendments and Waivers. Any term of this Agreement may be amended, supplemented or otherwise modified and the observance of any term of this Agreement may be waived only with the execution and delivery of a written consent executed by OceanTech, and, if such amendment, supplement, modification or waiver adversely affects any Shareholder, such Shareholder. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of any other provisions hereof by such party, nor shall any such waiver be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

(i)          Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

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(j)          Specific Performance. Each Shareholder acknowledges that its obligations under this Agreement are unique and recognizes and affirms that in the event of a breach of this Agreement by such Shareholder, money damages will be inadequate and OceanTech will not have adequate remedy at law, and agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by such Shareholder in accordance with their specific terms or were otherwise breached. Accordingly, OceanTech shall be entitled to an injunction or restraining order to prevent breaches of this Agreement by a Shareholder and to specifically enforce the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such party may be entitled under this Agreement, at law or in equity.

(k)          No Partnership, Agency or Joint Venture. This Agreement is intended to create, and creates, a contractual relationship among each Shareholder, OceanTech and the Company, and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship among the parties hereto.

(l)          Further Assurances. From time to time, at another party’s request and without further consideration, each party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or desirable to consummate the transactions contemplated by this Agreement.

(m)        Entire Agreement. This Agreement (together with the Merger Agreement to the extent referred to herein) constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled; provided, that, for the avoidance of doubt, the foregoing shall not affect the rights and obligations of the parties under the Merger Agreement or any Ancillary Document.

(n)          Capacity as a Shareholder. Each Shareholder shall execute this Agreement solely in such Shareholder’s capacity as a Company Shareholder, and not in such Shareholder’s capacity as a director, officer or employee of the Company, if applicable. Such Shareholder shall not, in such Shareholder’s capacity as a director, officer or employee of the Company, as applicable, act in any manner to directly or indirectly avoid such Shareholder’ obligations under this Agreement. Notwithstanding anything herein to the contrary, nothing herein shall in any way restrict a director or officer of the Company in the exercise of his, her or its fiduciary duties as a director or officer of the Company or prevent or be construed to create any obligation on the part of any director or officer of the Company from taking any action in his, her or its capacity as such director. No such action shall affect such Shareholder’s obligations under this Agreement as a Shareholder.

(o)          Costs and Expenses. Except to the extent set forth in the Merger Agreement, each party hereto shall bear and be solely responsible for the fees, charges and disbursements of its respective financial, legal and other advisors, and all other costs and expenses of any nature or kind whatsoever, howsoever incurred, in connection with the preparation, execution, delivery and performance of this Agreement and completion of the transactions contemplated hereby and by the Merger Agreement.

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(p)          Disclosure. The Shareholder irrevocably and unconditionally consents to the public disclosure by OceanTech and the Company: (i) of the details of this Agreement being set out in any press release announcing the execution of the Merger Agreement, any documents filed by OceanTech or the Company pursuant to applicable Law and materials filed with the court; and (ii) as applicable, to this Agreement being filed on the Electronic Data Gathering, Analysis, and Retrieval system (EDGAR) pursuant to applicable Law.

(q)          Timing of Effectiveness. This Agreement shall not be effective or binding upon any party hereto until immediately after such time as the Merger Agreement is executed and delivered by OceanTech, Merger Sub and the Company (subject to any provisions hereof that provide for a later effective date thereof).

(r)          Counterparts; Facsimile. This Agreement may also be executed and delivered by facsimile or electronic signature or by email in portable document format in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

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IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the date first written above.

The Company:

REGENTIS BIOMATERIALS LTD.

By:	/s/ Ehud Geller
Name: Dr. Ehud Geller Title: Chairman

IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the date first written above.

OceanTech:

OCEANTECH ACQUISITIONS I CORP.

By:	/s/Suren Ajjarapu
Name: Suren Ajjarapu Title: Chief Executive Officer

IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the date first written above.

SHAREHOLDER

Medica III Investments (International) LP

By:	/s/ Ehud Geller

Name:Dr. Ehud Geller

Title:Managing Partner

IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the date first written above.

SHAREHOLDER

Medica III Investments (Israel) LP

By:	/s/ Ehud Geller

Name:Dr. Ehud Geller

Title:Managing Partner

IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the date first written above.

SHAREHOLDER

Medica III Investments (SF) LP

By:	/s/ Ehud Geller

Name:Dr. Ehud Geller

Title:Managing Partner

IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the date first written above.

SHAREHOLDER

Medica III Investments (PF) LP

By:	/s/ Ehud Geller

Name:Dr. Ehud Geller

Title:Managing Partner

IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the date first written above.

SHAREHOLDER

Medica III Investments Israel (B) LP

By:	/s/ Ehud Geller

Name:Dr. Ehud Geller

Title:Managing Partner

IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the date first written above.

SHAREHOLDER

Poalim Medica III Investments LP

By:	/s/ Ehud Geller

Name:Dr. Ehud Geller

Title:Managing Partner

EXHIBIT A

LIST OF SHAREHOLDERS

Name of Shareholder	Number Company Preferred Shares Owned	Continuing Company Options
Vitalife Partners (Overseas) L.P.	9,638
Vitalife Partners (DCM) L.P.	3,222
Vitalife Partners (Israel) L.P.	3,190
SCP Vitalife Partners II, L.P.	108,189	11,683
SCP Vitalife Partners (Israel) II, L.P.	36,136	3,902
Medica III Investments (International) LP	104,712	11,666
Medica III Investments (Israel) LP	38,061	4,240
Medica III Investments (SF) LP	41,362	4,608
Medica III Investments (PF) LP	22,262	2,480
Medica III Investments Israel (B) LP	53,772	5,991
Poalim Medica III Investments LP	49,636	5,530
Allegro S.à r.l	118,549

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